                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                    PROMOCIONES Y SERVICIOS HIDRAULICOS, S.A.

The undersigned, Cesar Rodriguez, attorney-at-law, officiating under Spanish Bar
Association, declares that:

     1.- Promociones y Servicios Hidraulicos,  S.A., hereinafter referred to as:
     "the Company"- is a closed company with limited liability,  organised under the laws of Spain,  having its  registered  office at Paseo  Castellana 23,
     2(degree),  28046,  Madrid, Spain and having its offices at the same place, and being registered in the Mercantile Register of Madrid on Page M-1260.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of  Association  of the Company were most  recently amended by deed at civil law notary, officiating in Madrid in October 2001.

     3.- According to those Articles of Association of the Company,  the purpose of the Company is [TO BE INSERTED WHEN ENGLISH TRANSLATION RECEIVED.]

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.   Derek  John  Spencer,  born on 29 May 1941,  married,  of British nationality,  residing at 23 Paseo de la  Castellana,  2(degree),
               Madrid;
          2.   Maria del Carmen Garcia Arguelles,  adult of age,  Spanish,  with domicile in Paseo de la Castellana,  23, 2(0), Madrid and Spanish
               ID number 10.874.842-M;
          3.   Francisco Rausell Solari, adult of age, Spanish, with domicile in
               Paseo de la  Castellana  23,  2(degree),  Madrid and  Spanish I.D number 27.289.321-M.

     6.- The secretary  non-director is Cesar Rodriguez Gonzalez,  of legal age,
     Spanish,  residing  at Paseo de la  Castellana  23,  2(degree),  Madrid and provided with National Identity number 52.611.658-D.

Signed in Madrid on 23 April 2002

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N(0)3.133